Exhibit 10.16.7

Supplemental Agreement

Lessor: Xiamen Software Industry Investment & Development Co., Ltd (Hereinafter Party A)
Legal Address:	1F-C Area A, Huaxun Building, Xiamen Software Park

Zip Code:	361005	Tel:	3929999	Fax:	3929888

Legal Representative:		Title:	Chairman of the Board

Bank Account:	Lianhua Sub-branch of Agricultural Bank of China	Account No:	[Account Number]
Renter: eHealth China (Xiamen) Technology Co., Ltd (Hereinafter Party B)
Legal Address:

Zip Code:		Tel:		Fax:

Legal Representative:		Title:

Bank Account:		Account No:

After friendly negotiation, Party A and Party B have reached an agreement regarding Party B’s renting of office spaces in Chuangxin Building at Xiamen Software Park as follows:

Item I Amendments

1. This agreement is an appendix to the Office Lease Contract executed on March 31, 2006 (and all appendices that both parties have been involved, including all renewal agreements and the Agreement of Assignment and Transfer) (collectively referred to hereinafter as the “Original Contract”) and shall supplement the Original Contract.

2. ITEM 4 of the Original Contract shall be changed to the following: “The standard rental for the space provided by Party A will be RMB 47/m2 per month.”

3. ITEM 5 of the Original Contract shall be changed to the following: “The size of Areas 9F-A, 9F-B (975.01 m2) and 10F-B of Chuangxin Building, Xiamen Software Park leased by the renter party is 3666.43 m2 and the total rent will be RMB 172, 322 per month.”

4. ITEM 6 of the Original Contract regarding the amount of deposit shall be changed to “RMB527, 823”, while other provisions of this Item will remain unchanged.

5. If Party A decides not to continue the lease with Party B, it needs to notify Party B 180 days in advance so that Party B will have sufficient time to search for appropriate office space.

6. The term of this agreement is one year. If there will be adjustment to the standard rental rate for the next lease renewal, Party A should notify Party B 180 days in advance.

7. If the parties are in negotiation of a new lease agreement after the expiration of the lease, the monthly leasing terms and conditions shall be based on this Supplemental Agreement until a new lease is entered into between the parties.

8. Any conflicts arise from this agreement and the Original Contract, this agreement shall prevail. At the end of the term of this agreement, unless either party notifies the other party 180 days in advance that there will be changes to the agreement, this agreement shall automatically renew for additional one-year periods.

Item II. Effective Date

This agreement shall be effective from April 1, 2013. Except for the above revised terms, the other terms of the Original Contract will remain unchanged.

Item III. Copies

There are two copies of this agreement, each party holds one copy, and each copies bears equal legal validity.

(Below contains no formal contractual provisions.)

Party A: Xiamen Software Industry Investment and Development Co., Ltd

Authorized Representative:     /s/ WANG Hua

Date: May 9, 2013

Party B: eHealth China (Xiamen) Technology Co., Ltd

Authorized Representative:     /s/ Jiang WU

Date: May 14, 2013